Exhibit 10.63

DEBT CONTRIBUTION AGREEMENT

This Debt Contribution Agreement (this “Agreement”) is made and entered into as of October 17, 2022 by and among Vickers Vantage Corp. I, a Cayman Islands exempted company, (the “Company”), Vickers Venture Fund VI (Plan) Pte Ltd (“Sponsor One”) and Vickers Venture Fund VI Pte Ltd (“Sponsor Two” and, together with Sponsor One, the “Sponsors”). Each of the Company, Sponsor One and Sponsor Two are each sometimes referred to herein as a “Party” and all of them as “Parties.”

Recitals:

WHEREAS, the Company is indebted to the Sponsors for payment of certain outstanding loans as set forth on Schedule I hereto (and as such schedule and amounts may be updated pursuant to the terms hereof, the “Company Obligations”);

WHEREAS, the Company is party to that certain Agreement and Plan of Merger dated as of March 17, 2022 (as amended, the “Merger Agreement” and the transactions contemplated thereby, the “Business Combination”), with Vantage Merger Sub Inc., a Delaware corporation and wholly owned subsidiary of the Company, and Scilex Holding Company, a Delaware corporation (“Scilex”);

WHEREAS, the Merger Agreement provides that prior to the Business Combination the Company will redomesticate as a Delaware corporation (the “Domestication”);

WHEREAS, the Company and the Sponsors desire, immediately prior to the Business Combination but after the Domestication, to contribute the Company Obligations in exchange for the issuance of shares of common stock, par value $0.0001 per share, of the Company (“Common Stock”) on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the foregoing recitals and the mutual promises set forth in this Agreement, and for other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties to this Agreement agree as follows:

1.       Cancellation of Company Obligations.

a.       Not less than three business days prior to the closing of the transactions contemplated by the Merger Agreement, the Sponsors shall deliver to the Company an updated Schedule 1 which shall reflect all loans and other amounts payable by the Company (including all accrued and unpaid interest, as and if applicable) to the Sponsors as of and including the date that is immediately prior to the Closing Date (as defined in the Merger Agreement) and references in this Agreement to the “Outstanding Obligations” shall mean the Outstanding Obligations as so updated.

b.       The Sponsors hereby agree that immediately prior to the Business Combination, the Company Obligations owed to each of them by the Company shall be contributed by the Sponsors to the Company in exchange for the issuance of that number of shares of Common Stock determined by dividing the Company Obligations by $10.00 (the “Contribution Shares”) to the Sponsors immediately prior to the consummation of the Business Combination. Fractional shares shall be rounded up to the nearest whole share. The Company acknowledges the contribution of the Company Obligations and any accrued and unpaid interest.

2.       Issuance of Common Stock. Upon execution by the Sponsors of this Agreement and the contribution of the Company Obligations, at the Effective Time the Company agrees to instruct its transfer agent to issue to the Sponsors the Contribution Shares in amounts among the parties as instructed in writing.

3.       Registration Rights. The Company shall provide the Sponsors with registration rights pursuant to the terms of the Amended and Restated Registration Rights Agreement to be entered into in connection with the closing of the Business Combination (the “Registration Rights Agreement”). The Company agrees that all of the Contribution Shares shall be deemed “Registrable Securities” as such term is defined in the Registration Rights Agreement.

4.       Release of Claim. Other than the Sponsor’s rights to receive the Contribution Shares, each of the Sponsors, for itself, hereby releases and forever discharges the Company of and from any and all charges, complaints, actions, grievances, causes of action, suits, liabilities, obligations, promises, controversies, damages, losses, debts and expenses (including attorney’s fees and costs) and claims in law or equity of any nature whatsoever, known or unknown, suspected or unsuspected, Sponsor has related to the Company Obligations other than pursuant to Section 3 hereof. Each of the Sponsors also waives any rights arising from any past or present defaults under the Company Obligations. Each of the Sponsors represents and warrants that prior to this Agreement, it alone was entitled to any payment under the Company Obligations and that it has not assigned any of the Company Obligations or any right of action relating thereto to any person who may claim against the Company.

5.       Representations of the Sponsors.

a.       Organization, Good Standing and Qualification. Each of the Sponsors is a company, duly organized, validly existing and in good standing under the laws of Singapore.

b.       Authorization; Binding Obligations. Each Sponsor has all requisite legal and corporate power and authority to execute and deliver this Agreement and to carry out its provisions. All corporate action on the Sponsor’s part required for the authorization and delivery of this Agreement has been taken. This Agreement, when executed and delivered, will be a valid and binding obligation of the Sponsors, enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of the Sponsor’s rights and (ii) as limited by general principles of equity that restrict the availability of equitable remedies.

c.       Securities Act. Each of the Sponsors understands that the Contribution Shares are not registered under the Securities Act of 1933, as amended (the “Securities Act”) and that the issuance thereof to the Sponsors is intended to be exempt from registration under the Securities Act pursuant to Section 4(a)(2) of the Securities Act (“Section 4(a)(2)”) and Regulation D promulgated under the Securities Act (“Regulation D”). Each of the Sponsors represents and warrants that it is an “accredited investor” as such term is defined in Rule 501 of Regulation D or, if not an accredited investor, otherwise meets the suitability requirements of Regulation D and Section 4(a)(2). Each of the Sponsors agrees to provide documentation to the Company prior to Closing as may be requested by the Company to confirm compliance with Regulation D and/or Section 4(a)(2), including, without limitation, a letter of investment intent or similar representation letter and a completed investor questionnaire. Each certificate representing the Contribution Shares issued to the Sponsors shall be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws or pursuant to the Registration Rights Agreement:

“THIS SECURITY HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (“SECURITIES ACT”), OR APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS.”

“TRANSFER OF THESE SECURITIES IS PROHIBITED UNLESS A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WITH RESPECT TO SUCH SECURITY SHALL THEN BE IN EFFECT AND SUCH TRANSFER HAS BEEN QUALIFIED UNDER ALL APPLICABLE STATE SECURITIES OR “BLUE SKY” LAWS, OR AN EXEMPTION THEREFROM SHALL BE AVAILABLE UNDER THE ACT AND SUCH LAWS.”

Each of the Sponsors acknowledges that neither the SEC, nor the securities regulatory body of any state or other jurisdiction, has received, considered or passed upon the accuracy or adequacy of the information and representations made in this Agreement.

Each of the Sponsors acknowledges that such Sponsor has carefully reviewed such information as such Sponsor has deemed necessary to evaluate an investment in the Company and its securities, and, that all information required to be disclosed to it under Regulation D has been furnished to such Sponsor by the Company. To the full satisfaction of such Sponsor, it has been furnished all materials that such Sponsor has requested relating to the Company and the issuance of the Contribution Shares hereunder, and each of the Sponsors has been afforded the opportunity to ask questions of the Company’s representatives to obtain any information necessary to verify the accuracy of any representations or information made or given to such Sponsor.

Each of the Sponsors understands that the Cancellation Shares may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Contribution Shares or any available exemption from registration under the Securities Act, the Contribution Shares may have to be held indefinitely. Each of the Sponsors further acknowledges that the Contribution Shares may not be sold pursuant to Rule 144 promulgated under the Securities Act unless all of the conditions of Rule 144 are satisfied (including, without limitation, the Company’s compliance with the reporting requirements under the Securities Exchange Act of 1934, as amended (“Exchange Act”)).

Each of the Sponsors agrees that, notwithstanding anything contained herein to the contrary, the warranties, representations, agreements and covenants of the Sponsors under this Section 5 shall survive the closing of this Agreement.

Each of the Sponsors has substantial experience in evaluating and investing in private placement transactions of securities in companies similar to the Company so that it is capable of evaluating the merits and risks of its investment in the Company and has the capacity to protect its own interests. The Sponsors must bear the economic risk of this investment indefinitely unless the Contribution Shares are registered pursuant to the Securities Act, or an exemption from registration is available.

Each of the Sponsors is acquiring the Contribution Shares for its own account for investment only, and not with a view towards their distribution.

Each of the Sponsors is an accredited investor within the meaning of Regulation D under the Securities Act.

Each of the Sponsors acknowledges and agrees that the Contribution Shares are “restricted securities” as defined in Rule 144 promulgated under the Securities Act as in effect from time to time and must be held indefinitely unless they are subsequently registered under the Securities Act or an exemption from such registration is available. Sorrento has been advised or is aware of the provisions of Rule 144, which permits limited resale of shares purchased in a private placement subject to the satisfaction of certain conditions, including, among other things: the availability of certain current public information about the Company, the resale occurring following the required holding period under Rule 144 and the number of shares being sold during any three-month period not exceeding specified limitations.

d.       Each Sponsor further represents and warrants to the Company that the Sponsors are the sole owners of all right, title and interest in and to the Outstanding Obligations. Each Sponsor further agrees that (i) upon and as a result of the contribution of the Outstanding Obligations to the Company and the issuance of the shares of Common Stock pursuant to this Agreement to the Sponsors, the Outstanding Obligations of the Company owed to the Sponsors shall be extinguished in its entirety and shall be of no further force or effect and shall be deemed satisfied in full and (ii) Schedule 1 (as amended in accordance with Section 1(a) hereof) accurately and completely sets forth the principal amount and the accrual of any interest, if any, thereto of the Outstanding Obligations, and that there exists no other indebtedness or amounts owed by the Company to the Sponsors or its affiliates as of immediately prior to the closing of the transactions contemplated by the Merger Agreement.

6.       Counterparts. This Agreement may be executed in any number of counterparts and by different Parties hereto on separate counterparts, each of which counterparts, when executed and delivered, shall be deemed an original and all of which counterparts, taken together, shall constitute one and the same Agreement. A facsimile or PDF signature shall be deemed to be an original signature for all purposes.

7.       Further Assurances. Each Party hereto agrees that, from time to time, such Party will promptly execute and deliver all such further notices, instruments, consents and documents, and take all such further action, as may be reasonably necessary to effect the agreements of the Parties hereto set forth herein.

8.       Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of each Party hereto and its successors and assigns.

9.       Interpretation; Entire Agreement. This Agreement sets forth the entire agreement and understanding among the Parties relating to the subject matter of this Agreement and all prior or contemporaneous agreements, understandings, representations and settlements, oral or written, relating to the subject matter, are merged herein. This Agreement is not intended to, nor shall be deemed to, obviate, supersede or otherwise affect any terms of the Company Obligations except as specifically set forth herein. This Agreement may not be altered or amended except by a written instrument signed by all of the Parties. Any provision of this Agreement is found to be contrary to law or otherwise invalid, void or unenforceable, it shall be deemed omitted but shall not affect the remaining terms of this Agreement, which shall remain in full force and effect.

10.     Governing Law. This Agreement shall be governed by, and construed in accordance with, the internal laws of the State of New York without regard to any law or principles that would make this choice of law provision invalid. Each of the Parties hereto irrevocably submits to the exclusive jurisdiction of the courts of the State of New York located in New York County and the United States District Court for the Southern District of New York for the purpose of any suit, action, proceeding or judgment relating to or arising out of this Agreement and the transactions contemplated hereby. Each of the Parties hereto irrevocably consents to the jurisdiction of any such court in any such suit, action or proceeding and to the laying of venue in such court. Each Party hereto irrevocably waives any objection to the laying of venue of any such suit, action or proceeding brought in such courts and irrevocably waives any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

11.     Authority. Each person whose signature is affixed hereto in a representative capacity represents and warrants that he or she is authorized and empowered to execute this Agreement on behalf of, and to bind, the person or entity on whose behalf his or her signature is affixed, and the Parties hereto represent and warrant that they have all requisite authority to enter into this agreement and effect the terms thereof.

[SIGNATURES ON FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties to this Debt Contribution Agreement have executed this agreement as of the date first written above.

VICKERS VANTAGE CORP. I

By:	/s/ Jeffrey Chi
Name:	Jeffrey Chi
Title:	CEO

Vickers Venture Fund VI (Plan) Pte Ltd

By:	/s/ Finian Tan
Name:	Finian Tan
Title:	Managing Member

Vickers Venture Fund VI Pte Ltd

By:	/s/ Finian Tan
Name:	Finian Tan
Title:	Managing Member

SCHEDULE I

COMPANY OBLIGATIONS